Exhibit 10.9

2014 Form of Restricted Unit Award Agreement for Officers Other Than Founders

RESTRICTED UNIT AWARD

THIS RESTRICTED UNIT AWARD (“Award”) is dated as of [DATE] (the “Grant Date”), by and between QL Holdings LLC, a Delaware limited liability company (the “Company”), and [GRANTEE] (the “Grantee”).

WITNESSETH

WHEREAS, the Grantee is an employee of QuoteLab LLC, a Delaware limited liability company and wholly-owned Subsidiary of the Company;

WHEREAS, the Company desires to encourage and enable Persons, upon whose future efforts are deemed to be important to the Company, to acquire an equity interest in the Company; and

WHEREAS, for the foregoing reasons, the Company desires to grant Restricted Units (defined below) to the Grantee on the terms and subject to the conditions set forth herein, and the Grantee desires to acquire said Restricted Units on such terms.

NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Award of Units.

(a) On the terms and subject to the conditions set forth herein, the Company hereby grants to the Grantee [NUMBER] Class B Units in the Company (the “Restricted Units”). The rights, privileges, limitations and obligations of the Units are set forth in the Amended and Restated Limited Liability Company Agreement of the Company, dated March 14, 2014, as amended from time to time (the “LLC Agreement”), and are subject to the further terms and conditions set forth in the QL Holdings LLC 2014 Class B Restricted Unit Plan (the “Plan”) and in this Award. In the event of any conflict between the LLC Agreement (other than Section 9.06 or 9.07 thereof) or the Plan and this Award, the terms of the LLC Agreement or the Plan, as the case may be, shall control. In the event of a conflict between Section 9.06 or 9.07 of the LLC Agreement and this Award, the terms of this Award shall control.

(b) The Grantee hereby acknowledges and agrees that the Restricted Units represent solely a “profits interest” in the Company (as such term is used in Revenue Procedure 93-27 and Revenue Procedure 2001-43) and therefore have a liquidation value of zero as of the date hereof. The Grantee further acknowledges and agrees that the Grantee shall be entitled to participate in the distribution of proceeds by or in respect of the Company only to the extent that an amount equal to the Participation Threshold with respect to such Restricted Units has previously been distributed to the holders of the Company’s Units in accordance with Sections 5.01(b) and 17.02 of the LLC Agreement. The “Participation Threshold” is ) [    Dollars ($    )].

(c) By executing this Award in the space provided on the signature page below, the Grantee acknowledges that a copy of the LLC Agreement and the Plan have been made available to him or her. Capitalized terms used in this Award and not otherwise defined herein are used as defined in the Plan.

2. Closing. The issuance of the Restricted Units (the “Closing”) shall occur simultaneously with the execution and delivery of this Award by the Grantee and the Company. At the Closing, the Company shall issue or otherwise memorialize the issuance to the Grantee of the Restricted Units.

3. Vesting. The Restricted Units shall vest and become “Vested Units” as and to the extent provided for in this Section 3.

(a) Subject to subsections (b) through (d) of this Section 3, the Restricted Units granted hereunder shall become Vested Units as follows: (i) [1/36th] [1/4th] of the Restricted Units on and after [DATE] (the “Initial Vesting Date”); and (ii) an additional [1/36th] [1/48th] of the Restricted Units on and after each monthly anniversary of the Initial Vesting Date thereafter; provided that any Restricted Units granted hereunder that are not Vested Units immediately prior to the date of a Company Sale (as defined in the LLC Agreement) shall become Vested Units upon the date of a Company Sale.

(b) For purposes of this Section 3, “Cause” (A) shall mean with respect to any Person that is engaged under, or party to, a written employment, services or equity incentive agreement with the Company (or any Subsidiary) which includes a definition of “for cause” or “Cause”, shall be as defined in such agreement and otherwise, (B) shall mean (i) the Grantee’s (A) plea of guilty or nolo contendere to, or indictment for, any felony or (B) conviction of a crime involving moral turpitude that has had or could reasonably be expected to have a material adverse effect on the Company or any of its Subsidiaries (collectively, the “Company Group”), (ii) the Grantee’s commitment of an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against any member of the Company Group, (iii) the Grantee’s failure for any reason after ten (10) days written notice thereof to correct or cease any refusal or willful failure to comply with the lawful, reasonably appropriate requirement of the Company (or any Subsidiary), as communicated by the Chief Executive Officer of the Company or the Board in writing, (iv) the Grantee’s chronic absence from work other than for medical reasons, (v) the Grantee’s use of illegal drugs that has materially affected the performance of the Grantee’s duties, (vi) gross negligence or willful misconduct in the Grantee’s duties that has caused substantial injury to the Company (or any Subsidiary), or (vii) the Grantee’s breach of any material provision under this Award or any employment, independent contractor other agreement with respect to the Grantee’s Service Relationship, any agreement regarding confidentiality or assignment of intellectual rights to the Company (or any Subsidiary) in connection with such Service Relationship (each, a “Service Relationship Agreement”). For the avoidance of doubt, the occurrence of any event described in subsections (i) and (ii) above shall be deemed to be incurable by the Grantee.

(c) In the event that (i) the Grantee’s Service Relationship is terminated by the Company (or any Subsidiary) for Cause, (ii) the Grantee violates the terms of this Award, the LLC Agreement or any other Service Relationship Agreement (any such event described in the foregoing clauses (i) or (ii) hereof, a “Termination Event”), then in such event (A) the Grantee shall automatically, and without any action being required on the part of the Company, forfeit that portion of the Restricted Units which are not at such time Vested Units and (B) for a period of four (4) months from the date of such Termination Event, the Company shall have the option to purchase all or part the Restricted Units which are Vested Units, at a price per Unit equal to $0.00. The Grantee hereby acknowledges that, inasmuch as the calculation of the actual damages that would be sustained by the Company as a result of a Termination Event would be difficult, if not impossible, to ascertain, estimate or determine, the forfeiture and/or repurchase of the Restricted Units pursuant to this Section 3(c) shall constitute liquidated damages in a reasonable amount for the harm caused by such Termination Event. The Grantee agrees that any such forfeiture and/or repurchase of the Restricted Units is compensation for damages and not a penalty.

(d) In the event that the Grantee’s Service Relationship is terminated (i) by the Company (or any Subsidiary) without Cause, (ii) due to the death or disability of the Grantee, or (iii) as a result of retirement or resignation of the Grantee for any reason whatsoever, then in such event (A) the Grantee shall automatically, and without any action being required on the part of the Company, forfeit that portion of the Restricted Units which are not at such time Vested Units and (B) for a period of four (4) months from the date of such event, the Company shall have the option to purchase all or part of the Restricted Units which are Vested Units, at a price per Unit equal to the Unit Fair Market Value of such Unit (as defined in the LLC Agreement). If within three (3) months following the termination of the Grantee’s Service Relationship in accordance with Section 3(d)(i) or (ii) a Company Sale is consummated, (i) any portion of the Restricted Units which at the time of such termination were not Vested Units and would have become Vested Units upon, or immediately prior to, consummation of the Company Sale had the Grantee’s Service Relationship not been terminated shall automatically be deemed Vested Units and the Grantee shall be entitled to receive consideration with respect to such Vested Units in connection with such Company Sale and (ii) to the extent the Company previously exercised its repurchase right in accordance with this Section 3(d), the Company shall pay to the Grantee the difference, if any, between the repurchase price paid to the Grantee and the amount the Grantee would have received for his or her Vested Units upon the Company Sale if the Company had not exercised its repurchase right. Notwithstanding the foregoing, the repurchase right in this Section 3(d) shall terminate on the earlier to occur of (i) a Company Sale or (ii) a Qualified Public Offering. If the Company elects to repurchase Vested Units from the Grantee pursuant to Section 3(c) or 3(d) hereof, the Company shall deliver written notice of its election to the Grantee (a “Repurchase Notice”). The Repurchase Notice shall set forth the number of Vested Units to be acquired from the Grantee, the aggregate consideration to be paid for such Vested Units, and the time and place for the closing of the transaction. The closing of the purchase of the Vested Units pursuant to the Repurchase Notice shall take place on the date designated by the Company in the Repurchase Notice. The Company may pay for the Vested Units to be purchased pursuant to the Repurchase Notice, at its election, by (i) check, or (ii) wire transfer of immediately available funds. In connection with any such purchase of Vested Units, the Company will be entitled to receive customary representations and warranties from the Grantee regarding the valid ownership of such Units, free of all liens and encumbrances (other than those arising under applicable securities Laws), and the Grantee’s authority, power and right to sell such Units without violating any other agreement.

4. Effect of Vesting. To the extent any portion of the Restricted Units granted under this Award have become Vested Units as provided above, then except as set forth in Section 3 hereof, such Vested Units will thereafter be free of the forfeiture provisions of this Award; provided, further, that the Vested Units shall at all times remain subject to the terms, conditions, restrictions and limitations set forth from time to time in the LLC Agreement.

5. Restrictions on Transfer. Except as otherwise provided for in the LLC Agreement, the Grantee may not, directly or indirectly, by operation of Law or otherwise, voluntarily or involuntarily, Transfer any of the Units granted hereunder or any interest therein, except with the prior written consent of the Company, which may be granted or withheld in the Company’s sole discretion.

6. Restrictive Legend. In addition to any other restrictions on Transfer set forth herein or in the LLC Agreement, the Grantee acknowledges that the Restricted Units granted hereunder have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities Laws, and may not be offered, sold, assigned, pledged or otherwise Transferred in the absence of an effective registration statement under the Securities Act covering such Transfer, or an opinion of counsel satisfactory to the Company that registration under the Securities Act is not required. In the event that certificates evidencing the Restricted Units are issued, such certificates shall bear a legend substantially in the form set forth below:

“The transferability of this certificate and the Units represented hereby are subject to the restrictions, terms, and conditions (including restrictions on transfers) contained in (1) a certain Restricted Unit Award between the Company and the holder of record of this certificate, and (2) the limited liability company operating agreement of the Company, as amended from time to time, copies of which are available at the offices of the Company for examination.”

7. Withholding Taxes. The Company shall withhold from distributions to the Grantee any federal, state or local taxes payable with respect to the grant under this Award of the Restricted Units.

8. Section 83(b) Election. The Grantee acknowledges that the Restricted Units may be treated as subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code and that, in the absence of an election under Section 83(b) of the Code, such treatment could delay the determination of the tax consequences of such exercise for both the Company and the Grantee. In order to ensure that the tax consequences of such exercise will be determined at the time of purchase, the Grantee shall file a timely election under Section 83(b) of the Code to include in the Grantee’s taxable income, at the time of exercise, the difference between the fair market value of the Units and the amount paid for the Units; provided, however, that the Board of Directors, in its sole and absolute discretion, may waive the requirement that the Grantee file such an election.

9. Miscellaneous.

(a) Upon registration of the Restricted Units in the Grantee’s name, and the execution and delivery by the Grantee of this Award, the Grantee shall have, subject to the terms of this Award and the LLC Agreement, all of the rights and duties of, and status as, a holder of Class B Units of the Company.

(b) The grant of Restricted Units hereunder does not confer upon the Grantee any right to continue his or her employment or other Service Relationship with the Company or any Subsidiary or Company Affiliate thereof, and the Grantee shall remain subject to disciplinary action, including, but not limited to, discharge, to the same extent as if this instrument had never been executed. Nothing contained herein shall be construed as a contract of employment or other Service Relationship.

(c) Except to the extent superseded by Federal Laws, this Award shall be governed by the Laws of the State of Delaware, without regard to the conflict of laws provisions thereof. Each of the Company and the Grantee agrees to submit to the jurisdiction of the state and Federal courts located in the State of California and agree that venue properly lies in the State of California. The Grantee agrees that the Company shall be entitled to act on behalf of any Subsidiary or Company Affiliate in the prosecution or defense of any action arising, whether in contract or tort, under this Award.

(d) The parties hereto agree and declare that a breach of the terms of this Award by the Grantee would cause irreparable harm to the Company, and that in such event the Company would not have an adequate remedy at Law. Accordingly, the parties agree that equitable relief, including specific performance and injunctive relief, shall be available to the Company in order to enforce the provisions of this Award.

(e) This Award, as governed by the Plan, expresses the entire agreement and understanding of the Company and the Grantee with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments and understandings pertaining to the subject matter hereof. This Award may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Award may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

(f) If any provision(s) of this Award shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof, and any such illegal or unenforceable provision shall be construed as narrowly as possible in order to enforce to maximum extent permitted, the remainder of this Award.

(g) All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by a nationally recognized overnight carrier or by first class registered or certified mail, postage prepaid. Notices to the Company shall be addressed to the Chief Executive Officer at its principal offices, with copies to:

White Mountains Capital, Inc.

80 South Main St.

Hanover, NH 03755

Fax: (603) 643-4562

Attention: President

Notices to the Grantee shall be delivered to the address set forth underneath his or her signature below, or to such other address or addresses as subsequently be furnished by such party in writing to the other.

(h) This Award shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, legal representatives, estates, executors, administrators and heirs. The Company has the right to assign this Award, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

IN WITNESS WHEREOF, the parties have caused this Award to be effective as of the day and year first above written.

QL HOLDINGS LLC

By:
Name:
Title:

GRANTEE

By:
Name:

Social Security No.:

Address: